                                                                    Exhibit 3.16

                           IROQUOIS TOOL SYSTEMS, INC.
                                     BYLAWS

                                TABLE OF CONTENTS

                                       2

                           IROQUOIS TOOL SYSTEMS, INC.
                           ---------------------------

                                     BYLAWS

                      ARTICLE ONE - SHAREHOLDERS' MEETINGS
                      ------------------------------------

         1.01. Place of Meeting. Meetings of the shareholders shall be held at any place within or without the Commonwealth of Pennsylvania as the Board of
Directors may designate. In the absence of such designation, shareholders'
meetings shall be held at the principal office of the corporation.

         1.02. Annual Meetings. Annual meetings of the shareholders shall be held at 10:00 a.m. on the first Monday in April if not a legal holiday, and if a legal holiday, then on the next secular day. At the annual meeting, the shareholders shall elect a Board of Directors and transact any other business which is within the power of the shareholders. If the annual meeting has not been held during any calendar year, any shareholder may call a meeting at any time.

         1.03. Special Meetings. (1) Special meetings of shareholders may be called at any time by any of the following: (i) the President; (ii) the Board of
Directors; (iii) holders of not less than one-fifth (1/5) of all the shares outstanding and entitled to vote at the meeting.

               (2) Upon the written request of anyone entitled to call a special meeting of the shareholders, the Secretary shall call a special meeting to be held at such time as the Secretary may fix, which date shall not be more than fifteen (15) days after receipt of the request. Business transacted at the special meeting shall be limited to the objects stated in the notice and any related matters unless all shareholders entitled to vote are present and consent. If the Secretary neglects or refuses to issue the call, the person making the request for a meeting may do so.

         1.04. Notice. (1) Written notice of all meetings of the shareholders shall be given by or at the direction of the person authorized to call the meeting to each shareholder of record entitled to vote at the meeting at least five (5) days before the day named for the meeting unless a greater period of notice is required by law. The notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

               (2) Whenever written notice is required to be given to a
shareholder, it may be given to the shareholder personally, by mail or by telegram, charges prepaid, to the address supplied by the shareholder to the corporation for the purpose of notice, or, if no address has been supplied, to the address appearing on the books of the corporation. If notice is sent by mail or telegram, it shall be deemed to have been given to the shareholder when deposited in the United States mail or with a telegraph office for transmission to the shareholder.

               (3) Whenever written notice is required to be given to a
shareholder, a waiver in writing, signed by the shareholder entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of the notice. Except in the case of a special meeting of shareholders, the waiver of notice need not specify the business to be transacted at the meeting or the purpose of the meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

               (4) When a meeting is adjourned, to a subsequent time notice need not be given of the subsequent meeting or of the business to be transacted at the subsequent meeting, other than by announcement at the initial meeting.

         1.05. Quorum and Action. (1) A majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a

quorum is present, the affirmative vote of the majority of shares represented at the meeting and voting shall be act of the shareholders, unless the vote of a greater number or voting by classes is otherwise required.

               (2) The shareholders may continue to do business notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned by the vote of a majority of the shares represented in person or by proxy. Meetings at which directors are to be elected can be adjourned for periods not to exceed fifteen
(15) days. At the second meeting to elect directors, the shareholders present in person or by proxy shall constitute a quorum for the purpose of electing directors.

         1.06. Voting; Powers. (1) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless the Articles provide otherwise.

               (2) Cumulative voting shall be allowed at elections of directors unless otherwise provided in the Articles.

               (3) At elections of directors the voting need not be by ballot unless a shareholder demands election by ballot before the voting begins.

               (4) A shareholder entitled to vote or entitled to express, in writing, consent to or dissent from corporate action may do so by proxy executed in writing by the shareholder or by his duly authorized attorney in fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice has been given to the Secretary of the corporation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, but in no event shall a proxy, unless coupled with an interest, be valid after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the shareholder unless written notice is given to the Secretary of the corporation before the vote is counted or the authority is exercised.

               (5) No share shall be voted if any installment on the shares is due and unpaid.

               (6) A shareholder shall not sell his vote or execute a proxy to any person for anything of value.

         1.07. Presiding Officer. All meetings of the shareholders shall be called to order and presided over by the President, or in his absence by a Vice
President, or in his absence by the Secretary, and if none of these are present, by a chairman elected by the shareholders.

         1.08. Judges of Election. (1) Prior to any meeting of shareholders, the
Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or at any adjournment. If the Board of Directors has not appointed judges of election, the chairman of the meeting may, and on the request of any shareholder or his proxy shall, appoint judges of election for the meeting. The number of judges shall be one (1) or three (3). If judges are appointed at a meeting on the request of a

shareholder or his proxy, the majority of shares represented at the meeting and voting shall determine whether one (1) or three (3) judges are to be appointed.
No person who is a candidate for office shall act as a judge.

               (2) On request of the chairman of the meeting, or of any
shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

         1.09. Determination of Shareholders of Record. (1) The officer or agent having charge of the transfer books shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during usual business hours. The shareholder list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder at any time during the meeting. The original share ledger or transfer book, or duplicate kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to vote and to examine the shareholder list or share ledger or transfer book.

               (2) For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a

determination of shareholders for any other proper purpose, the Board of
Directors may fix in advance a record date for any such determination which shall be not more than fifty (50) days prior to the date on which the particular action requiring such determination is to be taken.

               (3) The Board of Directors may close the stock record books of the corporation for a period not to exceed fifty (50) days, in which case written notice shall be provided, at least ten (10) days before the closing, to each shareholder of record. While the stock transfer books of the corporation are closed, no transfer of shares shall be made.

               (4) If no record date is fixed for the determination of
shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten (10) days preceding the date of the meeting shall not be entitled to notice of or to vote at the meeting.

         1.10. Written Consent. Any action that may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the shareholders entitled to vote on such action, and filed with the Secretary of the corporation.

         1.11. Meetings by Means of Conference Telephone. One or more shareholders may participate in a meeting of the shareholders by means of

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conference telephone or similar communications equipment if all shareholders participating in the meeting can hear each other. Such participation shall be equivalent to presence or attendance in person at the meeting.

                            ARTICLE TWO - DIRECTORS
                            -----------------------

         2.01. Powers. The business of the corporation shall be managed by the
Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the Articles or by these Bylaws directed or required to be exercised or done by the shareholders.

         2.02. Numbers; Qualifications. The first Board of Directors shall consist of the Directors appointed by the Incorporator and shall serve until the next annual meeting of the Shareholders.

               There shall be at least three (3) Directors except that when the
Corporation has two (2) voting Shareholders the Board of Directors may consist of two (2) Directors, and when the Corporation has one (1) voting Shareholder the Board of Directors may consist of one (1) Director. The exact number of
Directors shall be determined by resolution of the Shareholders. The directors need not be residents of this Commonwealth or shareholders of the corporation.

         2.03. Election; Vacancies. (1) Except as provided in paragraph (2)
below, each director shall be elected by the shareholders at their annual meeting and shall remain in office until the next succeeding annual meeting or until his successor is elected and qualified, or his earlier death, resignation or removal.

               (2) Vacancies in the Board of Directors, excluding those
resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders at the next annual meeting of the shareholders or at any special meeting called for that purpose, or his earlier death, resignation or removal.

         2.04. Place of Meetings. Meetings of the Board of Directors shall be held at any place within or without the Commonwealth of Pennsylvania as may be designated by a majority of the directors or as may be designated in the notice calling the meeting.

         2.05. Regular Meetings. The Board of Directors shall hold a regular meeting immediately following the annual meeting of the shareholders, and at such other times as the Board of Directors determines.

         2.06. Special Meetings. Special meetings of the Board of Directors may be called by the President or the Secretary on the written request of a majority of the directors in office.

         2.07. Notice. (1) The Board of Directors may designate a standard time, place and day or date of its regular meetings and shall notify each director either orally or in writing of such designation. Once such notice has been given, no further notice of regular meetings need be given unless a regular meeting is held at a time, place, day or date other than those designated. In the latter case, or if no designation has been made, oral or written notice of the time and place of the meeting shall be given to each director at least twenty-four (24) hours in advance.

               Oral or written notice of all special meetings of the Board of
Directors shall be given to each director at least twenty-four (24) hours before the time set for the meeting either personally, by mail, telegram or telephone.
The notice shall specify the time and place of the special meeting and the general nature of the business to be transacted.

               (2) Whenever written notice is required to be given to a
director, it may be given personally, by mail or by telegram, charges prepaid, to the address supplied by the director to the corporation for the purpose of notice, or, if no address has been supplied, to the address appearing on the books of the corporation. If the notice is sent by mail or by telegram, it shall be deemed to have been given to the director when deposited in the United States mail or with a telegraph office for transmission to the director.

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               (3) Whenever written notice is required to be given to a
director, a waiver in writing, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice. Except in the case of a special meeting of the Board of
Directors neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver. Attendance of a director, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

               (4) When a meeting of the directors is adjourned to a subsequent time, notice need not be given of the subsequent meeting or of the business to be transacted at the subsequent meeting, other than by announcement at the initial meeting.

         2.08. Quorum and Action. A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         2.09. Written Consent. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent or consents in writing, setting forth the action taken, shall be signed by all of

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the directors entitled to vote and shall be filed with the Secretary of the corporation.

         2.10. Meetings by Means of Conference Telephone. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the
Board of Directors, by means of conference telephone or similar communications equipment if all directors participating in the meeting can hear each other.
Such participation shall be the equivalent of presence or attendance in person at the meeting.

         2.11. Compensation. Unless approved by the shareholders, directors shall not receive any remuneration for their services as directors.
Additionally, reimbursement for expenses of attendance at each regular or special meeting of the Board of Directors may be allowed by resolution of the
Board of Directors. Nothing contained in these Bylaws shall be construed to preclude any director from receiving compensation for services to the corporation in any other capacity.

         2.12. Duties. A director of this Corporation shall stand in a fiduciary relation to this Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of this Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a

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director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

               (1)  One or more officers or employees of this Corporation whom the director reasonably believes to be reliable and
                    competent in the matters presented.

               (2)  Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the
                    professional or expert competence of such persons.

               (3)  A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the
                    director reasonably believes to merit confidence.

               A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

               In discharging the duties of their respective positions, the
Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of this Corporation, consider the effects of any action upon employees, upon suppliers and customers of this
Corporation and upon communities in which offices or other establishments of

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this Corporation are located, and all other pertinent factors. The consideration of these factors shall not constitute a violation of this section.

               Absent breach of fiduciary duty, lack of good faith or
self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of this Corporation.

         2.13. Personal Liability. Directors shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office under Section 2.12, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this section shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute; or (ii) the liability of a director for the payment of taxes pursuant to local, state or Federal law.

         2.14. Committees. The Board of Directors may by resolution establish one or more committees consisting of two or more of the directors, which to the extent provided in such resolution may exercise the power of the Board in the management of the business and affairs of the corporation. Each committee shall keep minutes of its proceedings and report the same to the Board at its next meeting.

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                            ARTICLE THREE - OFFICERS
                            ------------------------

         3.01. Election. The officers of the corporation shall be a President, a
Secretary and a Treasurer, selected by the directors. The Board of Directors may choose a Chairman of the Board and/or a Vice-President and/or other officers and agents who shall hold their offices for such terms and shall have such authority and shall perform such duties as are prescribed by the Board of Directors. Any number of offices may be held concurrently by the same person. It shall not be necessary for the officers to be directors.

         3.02. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         3.03. Term; Removal. (1) The officers of the corporation shall hold office for one (1) year or until their successors are chosen and qualified. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served by such removal.

               (2) If the office of any officer or agent becomes vacant for any reason, the Board of Directors may choose a successor who shall hold office for the unexpired term or until his successor is elected.

         3.04. President. The President shall be the chief executive officer of the corporation unless such authority is conferred by the Board of Directors upon a Chairman of the Board. The President shall preside at all

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meetings of the shareholders and of the Board of Directors and shall have general and active management of the business of the corporation. The President shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, not conferred by law exclusively on the President, to any other officer or officers of the corporation. The President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation. The President shall be a member of all committees and shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation.

         3.05. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders. The Secretary shall record the votes and the minutes of the meetings in a book to be kept for that purpose; and shall perform similar duties for all committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. The
Secretary shall keep the corporate seal of the corporation in safe custody, and when authorized by the Board of Directors, affix the same to any instrument.

         3.06. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of

                                       16

receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of the financial condition of the corporation.

                ARTICLE FOUR - SHARE CERTIFICATES AND TRANSFERS
                -----------------------------------------------

         4.01. Certificates. The share certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall be signed by the President and
Secretary and shall bear the corporate seal.

         4.02. Transfers. Transfers of shares shall be made on the books of the corporation upon surrender of the certificates, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

         4.03. Lost or Destroyed Certificates. If a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

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         4.04. Dividends; Reserves. The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation. Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the Board of Directors, in their sole discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation. The Board of Directors may abolish any reserve in the manner in which it was created.

                       ARTICLE FIVE - SHAREHOLDER RIGHTS
                       ---------------------------------

         5.01. Inspection of Corporate Records. Upon written demand under oath stating a proper purpose, every shareholder shall have a right to examine, in person or by agent or attorney, during normal business hours, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and shall have the right to make copies or extracts.
A proper purpose shall mean a purpose reasonably related to the person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its registered office in this
Commonwealth or at its principal place of business.

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         5.02. Financial Reports to Shareholders. The President and Board of
Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of
Directors shall deem advisable and need not be audited, reviewed, compiled or verified by a certified public accountant.

              ARTICLE SIX - DEPOSIT OF FUNDS AND CORPORATE RECORDS
              ----------------------------------------------------

         6.01. Deposit of Funds. (1) All funds of the corporation shall be deposited with such depositories as the Board of Directors may select or as may be selected by any officer or agent to whom such power may be delegated by the
Board of Directors.

               (2) All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person and in such manner as shall be determined by the Board of Directors.

         6.02. Corporate Records. The corporation shall keep at the registered office or principal place of business of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its Bylaws, including all amendments or alterations to date, certified by the Secretary of the corporation. The corporation shall keep an original or duplicate share register at the registered office or principal place of business or at the office of a

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transfer agent or registrar, giving the names of the shareholders, their addresses and the number and classes of shares held by each shareholder.

                         ARTICLE SEVEN - REIMBURSEMENT
                         -----------------------------

         7.01. Reimbursement. Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, or reimbursement of entertainment expenses incurred by the officer or employee, which shall be disallowed in whole or in part as a deductible expense by the
Internal Revenue Service, shall be reimbursed by the officer or employee to the corporation to the full extent of the disallowance. The Board of Directors shall enforce payment of each amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from the officer's or employee's future compensation payments until the amount owed to the corporation has been recovered.

       ARTICLE EIGHT - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS
       -----------------------------------------------------------------

         8.01. Indemnification. The corporation shall indemnify to the full extent required by law, and may indemnify or agree to indemnify to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party, to any threatened pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of that person's being or having been a director, officer, employee

                                       20

or agent of the corporation or of any other enterprise at the request of the corporation.

         8.02. Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the
Corporation.

         8.03. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders, or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         8.04. Security for Indemnification Obligation. The Corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise.
This authority shall include, without limitation, the authority to (i) deposit funds in trust or in escrow, (ii) establish any form of

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self-insurance, (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation, or (iv)
establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article.

                       ARTICLE NINE - GENERAL PROVISIONS
                       ---------------------------------

         9.01. Office. The registered office of the corporation shall be at 101
Loomis Street, North East, Pennsylvania 16428. The corporation may also have offices at such other places as the Board of Directors may designate.

         9.02. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal,
Pennsylvania."

         9.03. Fiscal Year. The fiscal year of the corporation for tax and accounting purposes shall be the calendar year.

         9.04. Amendment of Bylaws. These Bylaws may be amended or repealed, and new Bylaws may be adopted by the majority vote of shareholders entitled to vote at any regular or special meeting of the shareholders, after notice to the shareholders of that purpose.

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                           IROQUOIS TOOL SYSTEMS, INC.

                          WRITTEN CONSENT TO ACTION BY

                         SHAREHOLDERS WITHOUT A MEETING

         Pursuant to the laws of the State of Pennsylvania, the undersigned, being the sole shareholder of Iroquois Tool Systems, Inc. (the "Corporation"),
hereby adopts, by this written consent to action in lieu of a special meeting of shareholders, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the shareholders of the Corporation:

         RESOLVED, that Article III of the By-Laws be and they are hereby amended to read in full as follows:

                  "Section 3.07 Contracts and Instruments. Each of the
                  President, any Vice President, and the Treasurer, shall have the power to enter into, sign (manually or through facsimile), execute and deliver contracts (including, without limitation, bonds, deeds and mortgages) and other instruments evidencing the Corporation's rights and obligations on behalf of and in the name of the Corporation. Except as otherwise provided by law, any of these officers may delegate the foregoing powers to any other officer, employee or attorney-in-fact of the
                  Corporation by written special power of attorney."

         RESOLVED FURTHER, that the proper officers of this Company be and they hereby are authorized and directed to execute such instruments and take such steps as shall be necessary or advisable to effect such amendment.

Dated this 3rd day of September, 2001.

                                            ECHLIN INC.

                                            By: /s/ A. Glenn Paton
                                                --------------------------------
                                                A. Glenn Paton
                                                Vice President and Treasurer